Exhibit 5.1

[Hopkins & Carley Letterhead]

September 4, 2007

MediaG3, Inc.

One Almaden Boulevard, Suite 310

San Jose, CA  95113

Re:

MediaG3, Inc. Legal Opinion
Registration Statement on Form SB-2
Client-Matter No. 24014.002

Ladies and Gentlemen:

We are rendering this opinion in connection with the Registration Statement on Form SB-2 (File No. 333-140640) originally filed by MediaG3, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (such Registration Statement as amended from time to time is referred to herein as the “Registration Statement”).  The Registration Statement relates to the registration of an aggregate of 20,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), which may be offered for sale by the Company.  We understand that the Shares are to be offered and sold in the manner described in the Registration Statement.

We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization and preparation for issuance of the Shares.  In so acting, we have examined the Registration Statement, and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, or such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies or telecopies.  We have not made an independent examination of the laws of any jurisdiction other than the Delaware Corporation Law and the federal laws of the United States, and we do not express or imply any opinions in respect to the laws of any other jurisdiction.  The opinions expressed herein are based on legislation and regulations in effect on the date hereof.

Based upon the foregoing, we are of the opinion that (subject to compliance with the pertinent provisions of the Securities Act of 1933, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable) the Shares have been duly authorized, and (i) when issued and delivered by the Company as described in the Registration Statement, and (ii) when you have received payment therefor, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under “Legal Matters” in the Registration Statement.

Sincerely,

HOPKINS & CARLEY
A Law Corporation

/s/ HOPKINS & CARLEY
A Law Corporation